UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2017

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices, including zip code)

661-723-7723

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On June 21, 2017, Simulations Plus, Inc., a California corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission (the “Commission”) regarding the consummation of the acquisition of all capital stock of DILIsym Services, Inc. This filing amends the Original 8-K to file the financial statements and pro forma financial information required by Item 9.01(a) and (b). This filing reports no other updates or amendments to the Original 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

(i)	The audited financial statements of DILIsym Services, Inc., as of December 31, 2016 are filed as Exhibit 99.1 hereto.

(ii)	The unaudited balance sheet of DILIsym Services, Inc. as of May 31, 2017 and the unaudited statements of operations for the five months ended May 31, 2017 and 2016 are filed as Exhibit 99.2 hereto.

(b)            Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of May 31, 2017, which gives effect to the acquisition of DILIsym Services, Inc., and the unaudited pro forma condensed combined statements of operations for the nine months ended May 31, 2017 and the year ended August 31, 2016, which give effect to such acquisition, are attached hereto as Exhibit 99.3 hereto.

(d)           Exhibits

23.1	Consent of Dixon Hughes Goodman LLP.

99.1	The audited financial statements of DILIsym Services, Inc., as of December 31, 2016.

99.2	The unaudited balance sheet of DILIsym Services, Inc. as of May 31, 2017 and the unaudited statements of operations for the five months ended May 31, 2017 and 2016.

99.3	The unaudited pro forma condensed combined balance sheet as of May 31, 2017 and the unaudited pro forma condensed combined statements of operations for the nine months ended May 31, 2017 and the year ended August 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.

By:	/s/ John R. Kneisel
John R. Kneisel Chief Financial Officer

Date: August 21, 2017